                                                                    EXHIBIT 32.2

                                  CERTIFICATION

I, Michael A. Winner, Executive Vice President and Chief Financial Officer of Ohio Casualty Corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

      1. The Annual Report on Form 10-K (or Form 10-KSB) of the Company for the annual period ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) of the Securities; Exchange Act of 1934 (15 U.S.C. 78m); and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 7, 2006                         /s/ Michael A. Winner
                                             -----------------------------------
                                             Name:  Michael A. Winner
                                             Title: Executive Vice President and
                                                    Chief Financial Officer